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                                                                       EXHIBIT 9


                      Warburg, Pincus Equity Partners, L.P.
               Warburg, Pincus Netherlands Equity Partners I, C.V.
              Warburg, Pincus Netherlands Equity Partners II, C.V.
              Warburg, Pincus Netherlands Equity Partners III, C.V.
                              466 Lexington Avenue
                               New York, NY 10017


                                  June 2, 2001


The Cobalt Group, Inc.
2200 First Avenue, Suite 400
Seattle, WA 98134

Gentlemen:

     Reference is made to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of the date hereof, between The Cobalt Group, Inc., a Washington corporation (the "Company"), and Cobalt Acquisition Corporation, a Washington corporation ("Merger Sub"). Capitalized terms used but not defined herein shall have the meaning assigned to them in the Merger Agreement. The undersigned (collectively, the "Warburg Pincus Funds") hereby agree with the Company as follows:

     1. Immediately prior to the consummation of the Merger, the Warburg Pincus Funds and the Company will execute and deliver to each other a subscription agreement (the "Subscription Agreement"), in substantially the form attached hereto.

     2. If the Company terminates the Merger Agreement pursuant to Section 7.1(e)(ii), or if the Company terminates the Merger Agreement solely as a result of the failure of the condition set forth in Section 6.2(c) to have been satisfied, then the Warburg Pincus Funds shall pay to the Company, at the time of such termination, an amount equal to the Termination Fee plus the Company's reasonably documented out-of-pocket expenses incurred by the Company in connection with the Merger, the Merger Agreement and the consummation of the transactions contemplated thereby, including, without limitation, the reasonable fees and expenses of the Company's and the Special Committee's counsel and accountants as well as all reasonable fees and expenses payable to all investment banking firms and other financial institutions; provided, however, that in no event shall the aggregate amount of such out-of-pocket expenses exceed $1,500,000.

     3. Except as set forth in paragraph 2 above, the Warburg Pincus Funds shall have no liability hereunder or under the Subscription Agreement unless the Merger shall have occurred.



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     If the foregoing correctly sets forth our understanding, please so indicate by executing a copy of this letter in the space indicated below and return it to us.

                                        Sincerely,

                                        WARBURG, PINCUS EQUITY PARTNERS,
                                        L.P.

                                        By: Warburg, Pincus & Co.,
                                            its General Partner


                                        By:
                                            ------------------------------
                                            Name:
                                            Title:


                                        WARBURG, PINCUS NETHERLANDS
                                        EQUITY PARTNERS I, C.V.

                                        By: Warburg, Pincus & Co.,
                                            its General Partner

                                        By:
                                            ------------------------------
                                            Name:
                                            Title:


                                        WARBURG, PINCUS NETHERLANDS
                                        EQUITY PARTNERS II, C.V.

                                        By: Warburg, Pincus & Co.,
                                            its General Partner

                                        By:
                                            ------------------------------
                                            Name:
                                            Title:


                                      -2-

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                                        WARBURG, PINCUS NETHERLANDS
                                        EQUITY PARTNERS III, C.V.

                                        By: Warburg, Pincus & Co.,
                                            its General Partner

                                        By:
                                            ------------------------------
                                            Name:
                                            Title:

ACCEPTED AND AGREED:

THE COBALT GROUP, INC.


By:
    ------------------------------
    Name:
    Title:


                                      -3-